Exhibit 10.13
NEW CENTURY FINANCIAL CORPORATION
CHANGE IN CONTROL SEVERANCE POLICY
          1. Purpose. The purpose of the New Century Financial Corporation Change in Control Severance Policy (the “Policy”) is to secure the continued services of key senior executives of the Company and its Subsidiaries and to ensure their continued dedication to their duties in the event of any threat or occurrence of a Change in Control (as defined in Section 2).
          2. Definitions. As used in this Policy, the following terms shall have the respective meanings set forth below:
          (a) “Annual Performance Bonus” means the annual cash bonus awarded under the Company’s applicable incentive plan, as in effect from time to time (as of the date of adoption of this Policy the annual bonus under the Company’s Annual Management Incentive Bonus Program).
          (b) “Base Salary” means the Participant’s highest annual rate of base salary during the twelve (12) month period immediately prior to the Participant’s Date of Termination.
          (c) “Board” means the Board of Directors of the Company and, after a Change in Control, the “board of directors” of the Parent Corporation or Surviving Corporation, as the case may be, as defined for purposes of Section 2(f). References herein to the Board include any committee or person to whom the Board has designated its authority.
          (d) “Bonus Amount” means the greater of (i) the average of the Annual Performance Bonuses earned by the Participant from the Company (or its affiliates) during the last three (3) completed fiscal years of the Company (or such shorter period of time during which the Participant was employed by the Company) immediately preceding the Participant’s Date of Termination (annualized in the event the Participant was not employed by the Company (or its affiliates) for the whole of any such fiscal year) and (ii) the Participant’s target Annual Performance Bonus for the year in which the Participant’s Date of Termination occurs.
          (e) “Cause” means (i) the willful and continued failure of the Participant to perform substantially his duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such failure subsequent to the Participant being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to the Participant by or on behalf of the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties, (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates, (iii) the engaging by the Participant in conduct or misconduct that materially harms the reputation or financial position of the Company, (iv) the Participant obstructs, impedes or fails to materially cooperate with, an Investigation (provided that the Participant shall be given written notice and a reasonable opportunity to cure any alleged breach of this subclause), (v) the commission of a felony by the Participant or (vi) the Participant is found liable in any SEC or other civil or criminal securities law action.
          For purposes of this paragraph (e), no act or failure to act by the Participant shall be considered “willful” unless done or omitted to be done by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, in accordance with authority duly given by the Board, based upon the advice of counsel for the Company (including counsel employed by the Company) shall be presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.
          A Participant who is designated on Schedule A or B shall not be considered to have been terminated for Cause unless and until the Company has delivered to the Participant a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding the Participant from both the numerator and denominator if the Participant is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i), (ii), (iii), (iv), (v) or (vi) has occurred and specifying the particulars thereof in detail.
          Anything herein to the contrary notwithstanding, if, following a termination of the Participant’s employment by the Company for Cause based upon the conviction of the Participant for a felony, such conviction is overturned in a final determination on appeal, the Participant shall be entitled to the payments and the economic equivalent of the benefits the Participant would have received if his employment had been terminated by the Company without Cause.
          (f) “Change in Control” means the occurrence of any one of the following events:
          (i) individuals who, on the effective date of the Policy, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Policy whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent

Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
          (ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below), (E) pursuant to any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant), or (F) through a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (ii);
          (iii) the consummation of a merger, consolidation, statutory share exchange, reorganization, sale of all or substantially all the Company’s assets or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) at least 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving

Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction” and any Business Combination which does not satisfy all of the criteria specified in (A) (B) and (C) shall be deemed a “Qualifying Transaction”); or
          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company or its affiliates which reduces the number of Company Voting Securities outstanding; provided, that if after the consummation of such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur. For purposes of this Change in Control definition, “corporation” shall include any limited liability company, partnership, association, business trust and similar organization, “board of directors” shall refer to the ultimate governing body of such organization and “director” shall refer to any member of such governing body.
          (g) “Company” means New Century Financial Corporation, a Maryland corporation.
          (h) “Date of Termination” means (i) the effective date on which the Participant’s employment by the Company terminates as specified in a prior written notice by the Company or the Participant, as the case may be, to the other, delivered pursuant to Section 10 or (ii) if the Participant’s employment by the Company terminates by reason of death, the date of death of the Participant.
          (i) “Disability” has the same meaning ascribed to that term in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended.
          (j) “Equity Incentive Compensation” means all long-term compensation under the Company’s 2004 Performance Incentive Plan or any successor plan(s).

          (k) “Good Reason” means, without the Participant’s express written consent, the occurrence of any of the following events after a Change in Control:
          (i) (A) any change in the duties, responsibilities or status (including reporting responsibilities) of the Participant that is inconsistent in any material and adverse respect with the Participant’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities); provided, however, that Good Reason shall not be deemed to occur upon a change in duties, responsibilities (other than reporting responsibilities) or status that is solely and directly a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this Section 2(k) or (B) a material and adverse change in the Participant’s titles or offices (including, if applicable, membership on the Board) with the Company as in effect immediately prior to such Change in Control;
          (ii) a reduction by the Company in the Participant’s rate of annual base salary or Annual Performance Bonus or Equity Incentive Compensation target opportunities (including any material and adverse change in the formula for such targets) as in effect immediately prior to such Change in Control;
          (iii) the Company requiring the Participant to be based at any office or location more than fifty (50) miles from the office where the Participant is located at the time of the Change in Control and, as a result, causing the Participant’s commute from his residence at the time of the Change in Control to the new location to increase by more than fifty (50) miles;
          (iv) the failure of the Company to (A) continue in effect any significant employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which the Participant participated immediately prior to such Change in Control or the taking of any action by the Company which would adversely affect the Participant’s participation in or materially reduce the Participant’s benefits under any such plan, unless the Participant is permitted to participate in other plans providing the Participant with substantially equivalent benefits in the aggregate (at substantially equivalent or lower cost with respect to welfare benefit plans), or (B) provide the Participant with paid vacation in accordance with the most favorable vacation policies of the Company as in effect for the Participant immediately prior to such Change in Control (including the crediting of all service for which the Participant had been credited under such vacation policies prior to the Change in Control); or
          (v) the failure of the Company to obtain the assumption of the Company’s obligations hereunder from any successor as contemplated in Section 9(b).

          An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Participant shall not constitute Good Reason. The Participant’s right to terminate employment for Good Reason shall not be affected by the Participant’s incapacities due to mental or physical illness and the Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason.
          (l) “Investigation” means an investigation authorized by the Board.
          (m) “Participant” means each of the executives of the Company or any Subsidiary who are selected by the Board for coverage by this Policy and identified on Schedules A, B and C from time to time.
          (n) “Potential Change in Control” means the execution or entering into of any agreement by the Company, the consummation of which can be expected to be a Qualifying Transaction.
          (o) “Qualifying Termination” means a termination of the Participant’s employment (i) by the Company other than for Cause or (ii) by the Participant for Good Reason. Termination of the Participant’s employment on account of death or Disability shall not be treated as a Qualifying Termination. Notwithstanding the preceding sentence, the death of the Participant after notice of termination for Good Reason or without Cause has been validly provided shall be deemed to be a Qualifying Termination.
          (p) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors (or members of any similar governing body) or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets or liquidation or dissolution.
          (q) “Termination Period” means the period of time beginning with a Change in Control and ending eighteen (18) months following such Change in Control. Notwithstanding anything in this Policy to the contrary, if (i) the Participant’s employment is terminated prior to a Change in Control (or, if applicable, a Potential Change of Control) for reasons that would have constituted a Qualifying Termination if they had occurred following a Change in Control; (ii) the Participant reasonably demonstrates that such termination (or Good Reason event) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control; and (iii) a Change in Control (or a Potential Change in Control) involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur within six (6) months from the date of such termination (or, in the case of a Potential Change in Control, such Potential Change in Control occurs within three (3) months of such termination), then for purposes of this Policy, the date immediately prior to the date of such termination of employment or event constituting Good Reason shall be treated as a Change in Control. For purposes of determining the timing of payments and benefits to the Participant under Section 4, the date of the actual Change in Control (or, if applicable, the Potential Change of Control) shall be treated as the Participant’s Date of Termination under Section 2(h), and for purposes of determining the amount of payments and benefits owed to the Participant under Section 4, the date the Participant’s employment is actually terminated shall be treated as the Participant’s Date of Termination under Section 2(h).
     Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.
          3. Eligibility. The Board shall determine in its sole discretion which senior executives of the Company and its Subsidiaries shall be Participants and whether a Participant shall be listed on Schedule A, B or C, and the Board may remove any senior executive from Schedule A, B or C and participation in this Policy at any time in its sole discretion; provided, however, that a Participant may not be removed from Schedule A, B or C without his prior written consent within the 18-month period after a Change in Control or within the period of time beginning on a date three (3) months prior to a Potential Change in Control and ending on the termination of the agreement that constituted the Potential Change in Control. The Board may delegate its authority to designate the Participants on Schedules A, B and C and to remove a Participant from Schedule A, B or C to the Compensation Committee (or any successor committee) of the Board.
          4. Payments Upon Termination of Employment. If during the Termination Period the employment of the Participant is terminated pursuant to a Qualifying Termination, then, subject to the Participant’s execution of a Separation Agreement and Release in the form attached to this Policy as Exhibit A (the “Separation Agreement and Release”), the Company shall provide to the Participant:
          (a) within ten (10) days following the later of the Date of Termination and the execution by the Participant of the Separation Agreement and Release, a lump sum cash payment equal to the product of (1) the sum of the Participant’s Base Salary plus Annual Bonus, multiplied by (2) 2.00 for a Participant identified on Schedule A, 1.50 for a Participant identified on Schedule B or 1.00 for a Participant identified on Schedule C; and
          (b) within ten (10) days following the later of the Date of Termination and the execution by the Participant of the Separation Agreement and Release, a cash payment equal to the Participant’s target Annual Performance Bonus (to the extent not previously paid) for the fiscal year in which the Participant’s Date of Termination occurs, multiplied by a fraction the numerator of which shall be the number of days the

Participant was employed by the Company during the fiscal year in which the Date of Termination occurred and the denominator of which shall be 365; and
          (c) for (i) 24 months for a Participant designated on Schedule A, (ii) 18 months for a Participant designated on Schedule B or (iii) 12 months for a Participant designated on Schedule C, following the Date of Termination, group medical and life insurance coverage to the Participant (and his eligible dependents), under the terms prevailing at the time immediately preceding the Date of Termination, the Company shall continue to pay the entire amount of such premiums (and increases therein, if any) to the same extent as the Company pays for such coverage for similarly situated executives who are employed by the Company, provided that to the extent that any plan does not permit continuation of the Participant’s or his eligible dependents’ participation throughout such period, the Company shall provide the Participant, no less frequently than quarterly in advance, with an amount, on an after-tax basis, equal to the Company’s cost of providing such benefits and, provided, further, that at the end of the foregoing period, the Participant shall be entitled to the continuation of health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”); and
          (d) to the extent provided in Appendix A, if the Participant is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), a gross-up payment in accordance with the provisions of Appendix A.
          5. Key Employees. Notwithstanding the timing of payments set forth in Section 4, if the Company determines that the Participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and that, as a result of such status, any portion of the payment under this Policy would be subject to additional taxation, the Company will delay paying any portion of such payment until the earliest permissible date on which payments may commence without triggering such additional taxation (with such delay not to exceed six (6) months), with the first such payment to include the amounts that would have been paid earlier but for the above delay (and any interest earned thereon under the trust referred to in the next sentence). The Company shall set aside those payments that would be subject to the Section 409A additional tax in a trust that is in compliance with Rev. Proc. 92-64.
          6. Withholding Taxes. The Company may withhold from all payments due to the Participant (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.
          7. Reimbursement of Expenses. If any contest or dispute shall arise under this Policy involving termination of a Participant’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Participant on a current basis for all reasonable legal fees and related expenses, if any, incurred by the Participant in connection with such contest or dispute (regardless of the result thereof), together with interest in an amount equal to the prime rate as reported in The Wall Street Journal, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue thirty (30) days from the date the Company receives the Participant’s statement for such fees and expenses through the date of payment thereof, regardless of whether the Participant’s claim is upheld by a court of competent jurisdiction or an arbitration panel; provided, however, that the Participant shall be required to repay immediately any such amounts to the Company to the extent that a court or an arbitration panel issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced by the Participant in bad faith.
          8. Scope of Policy. Nothing in this Policy shall be deemed to entitle the Participant to continued employment with the Company or its Subsidiaries, and if the Participant’s employment with the Company shall terminate prior to a Change in Control, the Participant shall have no further rights under this Policy (except as otherwise provided hereunder); provided, however, that any termination of a Participant’s employment during the Termination Period shall be subject to all of the provisions of this Policy.
          9. Successors; Binding Agreement.
          (a) This Policy shall not be terminated by any Business Combination. In the event of any Business Combination, the provisions of this Policy shall be binding upon the Surviving Corporation, and such Surviving Corporation shall be treated as the Company hereunder.
          (b) The Company agrees that in connection with any Business Combination, it will cause any successor entity to the Company unconditionally to assume all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such Business Combination that constitutes a Change in Control shall be a breach of this Policy and shall constitute Good Reason hereunder and shall entitle the Participant to compensation and other benefits from the Company in the same amount and on the same terms as the Participant would be entitled hereunder if the Participant’s employment were terminated following a Change in Control by reason of a Qualifying Termination. For purposes of implementing the foregoing, the date on which any such Business Combination becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by a Participant.
          (c) The benefits provided under this Policy shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amounts would be payable to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Policy to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant’s estate.
          10. Notice. (a) For purposes of this Policy, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return-receipt requested, postage prepaid, addressed as follows:
          If to the Participant: the address listed as the Participant’s address in the Company’s personnel files.
          If to the Company:
          New Century Financial Corporation.
          Attention: General Counsel,
          18400 Von Karman, Suite 1000,
          Irvine, California 92612
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
          (b) A written notice of the Participant’s Date of Termination by the Company or the Participant, as the case may be, to the other, shall (i) indicate the specific termination provision in this Policy relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated and (iii) specify the date of termination, which date shall be not less than fifteen (15) nor more than sixty (60) days after the giving of such notice; provided, however, that the Company may in its sole discretion accelerate such date to an earlier date or, alternatively, place the Participant on paid leave during such period. The failure by the Participant or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Participant or the Company hereunder or preclude the Participant or the Company from asserting such fact or circumstance in enforcing the Participant’s or the Company’s rights hereunder.
          11. Full Settlement; Resolution of Disputes and Costs.
          (a) In no event shall the Participant be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Policy and, except as provided in the Separation Agreement and Release, such amounts shall not be reduced whether or not the Participant obtains other employment.

          (b) Any dispute or controversy arising under or in connection with this Policy that is not resolved pursuant to Section 17, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange County, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either a Participant or the Company in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties thereto and may be enforced by any court of competent jurisdiction. The Company and Participants acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in connection with any matter whatsoever arising out of or in any way connected with this Policy. The Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator’s fee. Notwithstanding this provision, the parties to any dispute may mutually agree to mediate any dispute prior to or following submission to arbitration. Notwithstanding anything in this Policy to the contrary, any court, tribunal or arbitration panel that adjudicates any dispute, controversy or claim arising between a Participant and the Company, or any of their delegates or successors, in respect of a Participant’s Qualifying Termination, will apply a de novo standard of review to any determinations made by such person. Such de novo standard shall apply notwithstanding the grant of full discretion hereunder to any such person or characterization of any such decision by such person as final, binding or conclusive on any party.
          12. Employment with Subsidiaries. Employment with the Company for purposes of this Policy shall include employment with any Subsidiary.
          13. Survival. The respective obligations and benefits afforded to the Company and the Participant as provided in Sections 4 (to the extent that payments or benefits are owed as a result of a termination of employment that occurs during the term of this Policy) 5, 7, 9(c) and 11 shall survive the termination of this Policy.
          14. GOVERNING LAW; VALIDITY. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS POLICY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD

TO THE PRINCIPLE OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAWS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS POLICY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS POLICY, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.
          15. Amendment and Termination. The Board may amend or terminate the Policy at any time; provided, however, that during the period commencing on a Change in Control and ending on the 24 month anniversary of the Change in Control, the Policy (including, for the avoidance of doubt, any Schedules, Appendices and Exhibits) may not be amended or terminated by the Board in any manner which is adverse to the interests of any Participant then listed on Schedule A, B or C without the prior written consent of such Participant; provided, further, that any termination or amendments to the Policy (including, for the avoidance of doubt, any Schedules, Appendices and Exhibits) that are adverse to the interests of any Participant then listed on Schedule A, B or C, and that occur during the period of time beginning on a date three (3) months prior to a Potential Change in Control and ending on the termination of the agreement that constituted the Potential Change in Control, shall be void unless consented to in writing by the affected Participant.
          16. Interpretation and Administration. The Policy shall be administered by the Board. Except as specified in Section 2(e) relating to the determination of “Cause,” the Board may delegate any of its powers under the Policy to the Compensation Committee of the Board (or any successor committee). With respect to those Participants who are not subject to Section 16 of the Exchange Act, the Committee may delegate any of its powers under this Policy to the Chief Executive Officer of the Company. The Board, the Compensation Committee (or any successor committee) and the Chief Executive Officer (to the extent of the powers delegated to him) shall have the authority in its sole and absolute discretion to (i) exercise all of the powers granted to it under the Policy, (ii) construe, interpret and implement the Policy, (iii) prescribe, amend and rescind rules and regulations relating to the Policy, (iv) make all determinations necessary or advisable in administration of the Policy, (v) correct any defect, supply any omission and reconcile any inconsistency in the Policy and (vi) amend this Policy to reflect changes in or interpretations of applicable law, rules or regulations. Except as provided in Section 2(e), actions of the Board or the Compensation Committee (or any successor committee) shall be taken by a majority vote of its members.
          17. Claims and Appeals. Participants may submit claims for benefits by giving notice to the Company pursuant to Section 10 of this Policy. If the Participant believes that he has not received coverage or benefits to which he is entitled under the Policy, the Participant may notify the Board in writing of a claim for coverage or benefits. If the claim for coverage or benefits is denied in whole or in part, the Board shall notify the applicant in writing of such denial within thirty (30) days (which may be extended to sixty (60) days under special circumstances), with such notice setting forth: (i) the specific reasons for the denial; (ii) the Policy provisions upon which the denial is based; (iii) any additional material or information necessary for the applicant to perfect his claim; and (iv) the procedures for requesting a review of the denial. Upon a denial of a claim by the Board, the Participant may: (i) request a review of the denial by the Board or, where review authority has been so delegated, by such other person or entity as may be designated by the Board for this purpose; (ii) review any Policy documents relevant to his claim; and (iii) submit issues and comments to the Board or its delegate that are relevant to the review. Any request for review must be made in writing and received by the Board or its delegate within sixty (60) days of the date the applicant received notice of the initial denial, unless special circumstances require an extension of time for processing. The Board or its delegate will make a written ruling on the applicant’s request for review setting forth the reasons for the decision and the Policy provisions upon which the denial, if appropriate, is based. This written ruling shall be made within thirty (30) days of the date the Board or its delegate receives the applicant’s request for review unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than sixty (60) days after receipt of the request for review. All extensions of time permitted by this Section 17 will be permitted at the sole discretion of the Board or its delegate. If the Board does not provide the Participant with written notice of the denial of his appeal, the Participant’s claim shall be deemed denied.
          18. Type of Policy. This Policy is intended to be, and shall be interpreted as an unfunded employee welfare plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 2520.104-24 of the Department of Labor Regulations, maintained primarily for the purpose of providing employee welfare benefits, to the extent that it provides welfare benefits, and under Sections 201, 301 and 401 of ERISA, as a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation, to the extent that it provides such compensation, in each case for a select group of management or highly compensated employees.
          19. No Duplication of Benefits. Except as otherwise expressly provided pursuant to this Policy, this Policy shall be construed and administered in a manner which avoids duplication of compensation and benefits which may be provided under any other plan, program, policy, or other arrangement. In the event a Participant is covered by any other plan, program, policy, individually negotiated agreement or other arrangement, in effect as of his Date of Termination, that may duplicate the payments or benefits provided in Section 4, the Company is specifically empowered to reduce or eliminate the duplicative benefits provided for under the Policy. In taking such action, the Company will be guided by the principles that (1) such a Participant will otherwise be treated no more and no less favorably than are other Participants who are not covered by such other plan, program, policy, individually negotiated agreement or other arrangement and (2) the provisions of such other plan, program, policy, individually negotiated agreement or other arrangement (including, but not limited to, a special individual pension, a special deferral account and/or a special equity based grant) which are not duplicative of the payments provided in Section 4, will not be considered in determining elimination and/or reductions in Policy benefits.
     20. Nonassignability. Benefits under the Policy may not be assigned by the Participant. The terms and conditions of the Policy shall be binding on the successors and assigns of the Company.
     21. Effective Date. The Policy shall be effective as of June 9, 2006.